Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-239879, 333-252962, 333-263787, 333-269223, and 333-278112, 333-285605, and 333-288761) pertaining to the 2020 Incentive Award Plan, as amended, and the 2020 Employee Stock Purchase Plan of GoHealth, Inc.;
(2)	Registration Statement (Form S-8 No. 333-261770) pertaining to the 2021 Inducement Award Plan of GoHealth, Inc.;
(3)	Registration Statement (Form S-8 No. 333-265442) pertaining to the 2020 Incentive Award Plan and the 2021 Inducement Award Plan of GoHealth, Inc.;
(4)	Registration Statement (Form S-3 No. 333-291587 and 333-292177) and related Prospectus of GoHealth, Inc. pertaining to Class A common stock of GoHealth, Inc.;

of our report dated March 31, 2026, with respect to the consolidated financial statements of GoHealth, Inc. included in this Annual Report (Form 10-K) of GoHealth, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois
March 31, 2026